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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ____________________


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):

                               November 6, 1996
                             ____________________


                                 EPITOPE, INC.
            (Exact name of registrant as specified in its charter)

                                    Oregon
                (State or other jurisdiction of incorporation)

                                    1-10492
                             (Commission File No.)

                                  93-0779127
                       (IRS Employer Identification No.)


    8505 S.W. Creekside Place
        Beaverton, Oregon                                   97008
(Address of principal executive offices)                  (ZIP Code)



              Registrant's telephone number, including area code:

                                (503) 641-6115
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Item 5.   Other Events.

Agreement to Acquire Andrew and Williamson Sales, Co.

          On November 6, 1996, Epitope, Inc. (the "Company"), entered into a definitive agreement to acquire Andrew and Williamson Sales, Co. ("A&W"). Consummation of the transaction, which is anticipated to occur in November 1996, is conditioned upon listing of the shares of common stock to be issued on the American Stock Exchange and is subject to other conditions common to such transactions. In connection with the transaction, shareholders of A&W will receive 520,000 shares of common stock of the Company, and A&W will repay certain outstanding loans due to A&W shareholders. The Company will account for the acquisition as a pooling of interests and anticipates that the transaction will be treated as a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code.

          A&W is a producer and wholesale distributor of a wide variety of fruits and vegetables. A&W's main facility is in San Diego, California, and it leases warehouse space in San Diego and an office in Bakersfield, California. A&W serves as distribution agent for growers located primarily in Mexico and the southwestern United States and is a major distributor of tomatoes, strawberries and other fresh, as well as frozen, fruits and vegetables. As a distribution agent, A&W markets the products of its growers and enters into seasonal credit agreements with growers.

Recapitalization Plan

          On November 7, 1996, the Company announced that its board of directors has approved, subject to a favorable vote of shareholders, a plan to create two classes of common stock, one that will track the performance of its medical products business and one that will track the performance of its agricultural operations. Under the proposed plan, a new class of common stock called Agritope Common Stock will be distributed to Epitope shareholders in the ratio of one-half share of Agritope Stock for each outstanding share of existing common stock. In addition, Epitope shareholders will retain their existing common stock, which will be redesignated Epitope Medical Products Common Stock, on a share-for-share basis. The two classes of stock will trade separately.

          For additional details regarding the agreement to acquire A&W and the recapitalization plan, reference is made to the press release included as
Exhibit 99 to this report.

Item 7.   Financial Statements, Pro Forma Financial Information, and
Exhibits.

          (a)   Not applicable.

          (b)   Not applicable.

          (c)   Exhibits.  The exhibits filed herewith are listed in the
exhibit index which follows the signature page to this report.
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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EPITOPE, INC.
                                  (Registrant)


                                  By    /s/Gilbert N. Miller
                                        Gilbert N. Miller
                                        Executive Vice President and
                                        Chief Financial Officer

Dated:  November 7, 1996
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                                 EXHIBIT INDEX



2   Acquisition and Merger Agreement dated November 6, 1996, among
    Epitope, Inc., Thamscoe, Inc., Andrew and Williamson Sales, Co., and the shareholders of Andrew and Williamson Sales, Co.

99  Press release of the Registrant dated November 7, 1996.
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